Exhibit 99.3

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UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

(Dollar amounts presented in thousands, except per share amounts)

On October 31, 2017, Multi-Color Corporation, an Ohio corporation (the “Company” or “Multi-Color”) completed its previously announced acquisition with Constantia Flexibles Holding GmbH and its subsidiaries (“Constantia”) to purchase the Labels Division of Constantia (the “Acquisition”) pursuant to the Sale and Purchase Agreement (as amended, the “Purchase Agreement”), dated as of July 16, 2017. The aggregate consideration paid by the Company was $1.3 billion (the “Purchase Price”) consisting of both cash and shares of the Company’s common stock. The cash portion of the Purchase Price remains subject to final post-closing adjustments as outlined in the Purchase Agreement.

Effective October 31, 2017, Multi-Color and certain of its subsidiaries entered into a Credit Agreement (the “Credit Agreement”) with various lenders, Bank of America, N.A., Swing Line Lender, U.S. L/C Issuer, Citisecurities Limited, Citicorp International Limited and Citibank, N.A., Sydney Branch. The Credit Agreement replaces the Company’s existing credit facility and makes available to the Company (i) a senior secured first lien term loan A facility in an aggregate principal amount of $150 million (“TLA Facility”), (ii) a senior secured first lien term loan B facility in an aggregate principal amount of $500 million (“TLB Facility”), and (iii) a revolving credit facility in an aggregate principal amount of up to $400 million (“Revolving Facility”), consisting of a $360 million U.S. revolving subfacility and a $40 million Australian dollar revolving subfacility (Collectively, the “Senior Secured Credit Facilities”).

Also in connection with the execution of the Purchase Agreement, the Company issued $600 million of senior notes at 4.875% (the “Senior Notes”) on October 4, 2017.

The unaudited pro forma combined financial information is presented to illustrate the effects of the Acquisition by the Company and the related financing transactions (collectively, the “Transaction”).

The unaudited pro forma combined balance sheet as of June 30, 2017 and the unaudited pro forma combined statements of income for the year ended March 31, 2017, and for the three months ended June 30, 2017 are based upon, derived from and should be read in conjunction with the historical audited consolidated financial statements of the Company for the year ended March 31, 2017, the historical unaudited condensed consolidated financial statements of the Company for the three-month period ended June 30, 2017, and the combined financial statements of the Labels Division.

The Company prepares its financial information in accordance with accounting principles generally accepted in the United States (“US GAAP”) with all amounts stated in U.S. dollars. The Labels Division prepared its financial information in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) with historical amounts presented in Euro.

The unaudited pro forma combined statements of income assume that the Transaction occurred on April 1, 2016, the beginning of our fiscal year ended March 31, 2017. The unaudited pro forma combined balance sheet as of June 30, 2017 assumes that the Transaction occurred on June 30, 2017. The historical combined financial information has been adjusted to give effect to pro forma events that are: (1) directly attributable to the Acquisition, (2) factually supportable, and (3) with respect to the statement of operations are expected to have a continuing impact on the combined results. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma combined financial information have been made. The assumptions underlying the pro forma adjustments are described fully in the accompanying notes, which should be read in conjunction with the unaudited pro forma combined financial information.

For purposes of the pro forma combined balance sheet, we utilized the unaudited combined balance sheet of the Labels Division as of June 30, 2017. For purposes of the pro forma combined statement of income for the year ended March 31, 2017, results for the Labels Division were derived from the audited combined statement of income of the Labels Division for the year ended December 31, 2016. For purposes of the pro forma combined statement of income for the three months ended March 31, 2017, results for the Labels Division were derived from unaudited combined financial data of the Labels Division for the three months ended June 30, 2017.

2

The unaudited pro forma combined financial information is not necessarily indicative of the combined financial position or results of operations that would have been realized had the Transaction occurred as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that the Company will experience after the Transaction. In addition, the accompanying unaudited pro forma combined statements of operations do not include any expected cost savings, operating synergies, or revenue enhancements that may be realized subsequent to the Transaction, or the impact of any non-recurring activity and transaction-related or integration-related costs.

Unaudited Pro Forma Combined Balance Sheet

As of June 30, 2017

	As Reported
(In $ thousands)	Historical Multi-Color	Historical Labels, Adjusted for US GAAP and Reclassifications (Footnote 2)	Adjustments for the Labels Division Acquisition	Footnote Reference		Adjustments for Financing	Footnote Reference		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$25,891	$27,299	$(1,058,487)	3	(a)	$1,305,657	4	(a)	$64,773
			(10,448)	3	(l)	(225,139)	4	(b)
Accounts receivable, net of allowance	144,759	189,262	(58,910)	3	(d)	—			275,111
Other receivables	8,144	11,653	(34)	3	(d)	—			19,763
Inventories, net	70,418	90,392	6,608	3	(f)	—			167,418
Prepaid expenses	11,507	3,286	—			—			14,793
Other current assets	2,032	3,866	—			—			5,898

Total current assets	262,751	325,758	(1,121,271)			1,080,518			547,756
Assets held for sale	—	—	—			—			—
Property, plant and equipment, net of accumulated depreciation	256,060	210,143	—	3	(g)	—			466,203
Goodwill	420,406	168,143	(168,143)	3	(e)	—			1,164,844
			744,438	3	(k)
Intangible assets, net	170,244	56,997	(56,997)	3	(e)	—			580,244
			410,000	3	(h)
Other non-current assets	5,674	16,190	—			—			21,864
Deferred income tax assets	2,859	10,957	—			—			13,816

Total assets	$1,117,994	$788,188	$(191,973)			$1,080,518			$2,794,727

(continued on next page)

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Unaudited Pro Forma Combined Balance Sheet

As of June 30, 2017

	As Reported
		Historical Labels,
		Adjusted for US	Adjustments
		GAAP and	for the Labels
	Historical	Reclassifications	Division	Footnote		Adjustments	Footnote
(In $ thousands)	Multi-Color	(Footnote 2)	Acquisition	Reference		for Financing	Reference		Pro Forma
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$2,530	$192,800	$(186,032)	3	(d)	$8,439	4	(a)	$17,737
Accounts payable	87,933	114,307	(6,925)	3	(d)	—			195,315
Accrued expenses and other liabilities	49,086	34,505	1,085	3	(c)	—			83,438
			(1,238)	3	(d)

Total current liabilities	139,549	341,612	(193,110)			8,439			296,490
Long-term debt	474,659	147,540	(116,731)	3	(d)	1,301,939	4	(a)	1,583,034
						(224,373)	4	(b)
Deferred income tax liabilities	67,473	34,322	129,148	3	(j)	—			230,943
Other liabilities	20,433	80,824	(67,279)	3	(c)	—			45,395
			11,417	3	(c)

Total liabilities	702,114	604,298	(236,555)			1,086,005			2,155,862
Commitments and contingencies
Shareholders’ equity:
Preferred stock	—	—	—			—			—
Common stock	1,059	—	338	3	(b)	—			1,397
Paid-in capital	160,629	—	237,482	3	(b)	—			398,111
Treasury stock	(11,420)	—	—			—			(11,420)
Retained earnings	329,717	—	(10,448)	3	(l)	(4,721)	4	(a)	313,782
						(766)	4	(b)
Accumulated other comprehensive income (loss)	(66,665)	14,977	(14,977)	3	(m)	—			(66,665)
Invested equity of LABELS	—	132,272	(132,272)	3	(m)	—			—

Total stockholders’ equity attributable to Multi-Color Corporation	413,320	147,249	80,123			(5,487)			635,205
Noncontrolling interests	2,560	36,641	(35,541)	3	(i)	—			3,660

Total stockholders’ equity	415,880	183,890	44,582			(5,487)			638,865

Total liabilities and stockholders’ equity	$1,117,994	$788,188	$(191,973)			$1,080,518			$2,794,727

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Unaudited Pro Forma Combined Statements of Income

For the Fiscal Year Ended March 31, 2017

	As Reported
(In $ thousands, except for per share amounts)	Historical Multi-Color	Historical Labels, Adjusted for US GAAP and Reclassifications (Footnote 2)	Adjustments for the Labels Division Acquisition	Footnote Reference		Adjustments for Financing		Footnote Reference		Pro Forma
Net revenues	$923,295	$669,359	$—			$				$1,592,654
Cost of revenues	726,486	546,555	—							1,273,041

Gross profit	196,809	122,804	—				—			319,613
Selling, general and administrative expenses	84,922	64,810	13,950	5	(a)					163,682
Facility closure expenses	921	—	—							921
Goodwill impairment	—	—	—							—

Operating income	110,966	57,994	(13,950)				—			155,010
Interest expense	25,488	21,361	(3,291)	5	(b)		59,240	6	(a)	79,418
							(23,380)	6	(b)
Other expense (income), net	(2,735)	(1,469)	(2,967)	5	(b)					(7,171)

Income before income taxes	88,213	38,102	(7,692)				(35,860)			82,763
Income tax expense	26,848	4,462	(2,385)	5	(c)		(11,117)	6	(c)	17,808

Net income	61,365	33,640	(5,307)				(24,743)			64,955
Less: Net income attributable to noncontrolling interests	369	8,219	(7,897)	5	(d)					691

Net income attributable to Multi-Color Corporation	$60,996	$25,421	$2,590				$(24,743)			$64,264

Weighted average shares and equivalents outstanding:
Basic	16,879									20,262
Diluted	17,024									20,407
Basic earnings per common share	$3.61									$3.17
Diluted earnings per common share	$3.58									$3.15

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Unaudited Pro Forma Combined Statements of Income

For the Three Months Ended June 30, 2017

	As Reported
(In $ thousands, except for per share amounts)	Historical Multi-Color	Historical Labels, Adjusted for US GAAP and Reclassifications (Footnote 2)	Adjustments for the Labels Division Acquisition		Footnote Reference		Adjustments for Financing		Footnote Reference		Pro Forma
Net revenues	$242,440	$181,848	$				$				$424,288
Cost of revenues	192,983	144,775									337,758

Gross profit	49,457	37,073		—				—			86,530
Selling, general and administrative expenses	23,589	16,143		3,485	7	(a)					42,552
				(665)	7	(b)
Facility closure expenses	34	—									34
Goodwill impairment	—	—									—

Operating income	25,834	20,930		(2,820)				—			43,944
Interest expense	6,335	5,669		(722)	7	(c)		14,647	8	(a)	19,567
								(6,362)	8	(b)
Other expense (income), net	1,199	(4,990)		5,486	7	(c)					1,695

Income before income taxes	18,300	20,251		(7,584)				(8,285)			22,682
Income tax expense	4,158	5,066		(2,351)	7	(d)		(2,568)	8	(c)	4,305

Net income	14,142	15,185		(5,233)				(5,717)			18,377
Less: Net income attributable to noncontrolling interests	36	2,385		(2,443)	7	(e)					(22)

Net income attributable to Multi-Color Corporation	$14,106	$12,800		$(2,790)				$(5,717)			$18,399

Weighted average shares and equivalents outstanding:
Basic	16,943										20,326
Diluted	17,152										20,535
Basic earnings per common share	$0.83										$0.91
Diluted earnings per common share	$0.82										$0.90

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Multi-Color, Inc.

Notes to the Unaudited Pro Forma Combined Financial Information

1. Basis of Presentation

The Acquisition is being accounted for as a business combination using the acquisition method of accounting under the provisions of Accounting Standards Codification (“ASC”) Topic 805, “Business Combinations” (“ASC 805”), and using the fair value concepts defined in ASC Topic 820, “Fair Value Measurements” (“ASC 820”). ASC 820 defines the term “fair value” and sets forth the valuation requirements for any asset or liability measured at fair value, expands related disclosure requirements and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop fair value measures. Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date”. This is an exit price concept for the valuation of the asset or liability. In addition, market participant are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Many of these fair value measurements can be highly subjective, and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts. Under ASC 805, all assets acquired and liabilities assumed are recorded at their acquisition date fair value.

The allocation of the purchase price as reflected in the unaudited pro forma combined financial information is based upon management’s preliminary estimates of the fair market value of the assets acquired and liabilities assumed, as if the Acquisition had occurred on the above dates. This allocation of the purchase price depends upon certain estimates and assumptions, all of which are preliminary and, in some instances, are incomplete and have been made solely for the purpose of developing the unaudited pro forma combined financial information. Any adjustments to the preliminary estimated fair value amounts could have a significant impact on the unaudited pro forma combined financial information contained herein, and our future results of operations and financial position.

Assets acquired and liabilities assumed in a business combination that arise from contingencies must be recognized at fair value if the fair value can be reasonably estimated. If the fair value of an asset or liability that arises from a contingency cannot be determined, the asset or liability would be recognized in accordance with ASC 450, “Disclosure of Certain Loss Contingencies” (“ASC 450”). If the fair value is not determinable and the ASC 450 criteria are not met, no asset or liability would be recognized. Management is not aware of any material contingencies related to the Labels Division.

2. Labels Division IFRS to US GAAP Adjustments, Reclassifications, and Foreign Currency Translation

The historical financial information of the Labels Division was prepared in accordance with IFRS as issued by the IASB with all amounts presented in Euro. The Labels Division unaudited financial information reflected in the pro forma financial information have been adjusted for the identified differences between IFRS and US GAAP and translated from the Euro amounts into U.S. dollars. In addition, certain balances were reclassified from the Labels Division unaudited combined financial statements so that their presentation would be consistent with that of the Company. These adjustments and reclassifications are based on management’s preliminary analysis. When management completes a final review as required by acquisition accounting rules, additional differences or reclassifications may be identified that, when conformed, could have a material impact on these unaudited pro forma combined financial statements.

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Unaudited Labels Division Balance Sheet presented in US GAAP as of June 30, 2017

The following table reflects the adjustments made to the Labels Division unaudited combined balance sheet as of June 30, 2017 to convert from IFRS to US GAAP and from Euro to U.S. dollars using the spot rate of $1.1427 to €1.00 as of June 30, 2017.

(in thousands)	Labels IFRS (Euro)	IFRS to US GAAP Adjustments and Reclassifications (Euro)	Footnote		Labels US GAAP (Euro)	Labels US GAAP (USD)
ASSETS
Current assets:
Cash and cash equivalents	€23,890	€—			€23,890	$27,299
Accounts receivable, net of allowance	—	114,074	2	(a)	165,627	189,262
		51,553	2	(c)
Other receivables	65,134	(51,553)	2	(c)	10,198	11,653
		(3,383)	2	(c)
Inventories, net	79,104	—			79,104	90,392
Prepaid expenses	—	2,876	2	(b)	2,876	3,286
Other current assets	—	3,383	2	(c)	3,383	3,866
Trade receivables	114,074	(114,074)	2	(a)	—	—
Tax receivables	2,876	(2,876)	2	(b)	—	—

Total current assets	285,078	—			285,078	325,758
Assets held for sale	—	—			—	—
Property, plant and equipment, net of accumulated depreciation	—	183,900	2	(d)	183,900	210,143
Goodwill	139,783	7,362	2	(k)	147,145	168,143
Intangible assets, net	51,704	(1,825)	2	(l)	49,879	56,997
Other non-current assets	—	14,168	2	(e)	14,168	16,190
Deferred income tax assets	9,589	—			9,589	10,957
Tangible assets	183,900	(183,900)	2	(d)	—	—
Other noncurrent and financial assets	14,168	(14,168)	2	(e)	—	—

Total assets	€684,222	€5,537			€689,759	$788,188

(continued on next page)	8

(in thousands)	Labels IFRS (Euro)	IFRS to US GAAP Adjustments and Reclassifications (Euro)	Footnote		Labels US GAAP (Euro)	Labels US GAAP (USD)
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	€—	€5,923	2	(g)	€168,723	$192,800
		162,800	2	(i)
Accounts payable	—	93,972	2	(a)	100,032	114,307
		6,060	2	(i)
Accrued expenses and other liabilities	—	21,571	2	(i)	30,196	34,505
		8,625	2	(f)
Provisions	202	(202)	2	(f)	—	—
Interest-bearing financial liabilities	5,923	(5,923)	2	(g)	—	—
Trade payables	93,972	(93,972)	2	(a)	—	—
Tax liabilities	8,423	(8,423)	2	(f)	—	—
Other current liabilities	190,431	(190,431)	2	(i)	—	—

Total current liabilities	298,951	—			298,951	341,612
Long-term debt	—	129,115	2	(g)	129,115	147,540
Deferred income tax liabilities	30,036	—			30,036	34,322
Other liabilities	69,827	904	2	(h)	70,731	80,824
Provisions	1,304	(400)	2	(m)	—	—
		(904)	2	(h)		—
Interest-bearing financial liabilities	129,115	(129,115)	2	(g)	—	—

Total liabilities	529,233	(400)			528,833	604,298
Commitments and contingencies
Shareholders’ equity:
Preferred stock	—	—			—	—
Common stock	—	—			—	—
Paid-in capital	—	—			—	—
Treasury stock	—	—			—	—
Retained earnings	—	—			—	—
Accumulated other comprehensive income	—	13,107	2	(j)	13,107	14,977
Total invested equity attributable to Division LABELS	130,286	(13,107)	2	(j)	115,754	132,272
		(1,825)	2	(l)
		400	2	(m)

Total stockholders’ equity attributable to Division LABELS	130,286	(1,425)			128,861	147,249
Noncontrolling interests	24,703	7,362	2	(k)	32,065	36,641

Total stockholders’ equity	154,989	5,937			160,926	183,890

Total liabilities and stockholders’ equity	€684,222	€5,537			€689,759	$788,188

2(a)	To reclassify trade receivables and trade payables to accounts receivable, net of allowance and accounts payable, respectively.
2(b)	To reclassify tax receivables to prepaid expenses.

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2(c)

To reclassify certain other receivables. Receivables between the Labels Division and Constantia of €51,553 were reclassified to accounts receivable, net, and €3,383 of miscellaneous assets were reclassified to other current assets.

2(d)	To reclassify tangible assets to property, plant and equipment, net of accumulated depreciation.
2(e)	To reclassify other noncurrent and financial assets to other non-current assets.
2(f)	To reclassify current provisions and tax liabilities to accrued expenses and other liabilities.
2(g)	To reclassify current and noncurrent interest-bearing financial liabilities to current portion of long-term debt and long-term debt, respectively.
2(h)	To reclassify noncurrent provisions to other liabilities.
2(i)

To reclassify other current liabilities to various accounts. Payables between the Labels Division and Constantia of €6,060 were reclassified to accounts payable; €162,800 of loans between the Labels Division and Constantia were reclassified to current portion of long-term debt; and the remaining balance of €21,571 was reclassified to accrued expenses and other liabilities.

2(j)	To reclassify cumulative translation differences to accumulated other comprehensive income.
2(k)

Represents an adjustment to noncontrolling interest to align IFRS with US GAAP. Upon making an acquisition, the Labels Division accounted for noncontrolling interest at their proportionate share of the net identifiable assets of the acquiree at the acquisition date. Under US GAAP, noncontrolling interests must be recorded based on their fair value. The approximated difference between the proportionate value versus fair value was recorded to historical goodwill.

2(l)

To eliminate capitalized development costs. Under IFRS, development costs can be capitalized under certain conditions; however, these costs do not qualify for capitalization under US GAAP and will be expensed as incurred.

2(m)

Reflects the elimination of a noncurrent provision that was recognized for an onerous lease contract. Under IFRS, the Labels Division recorded a provision on a contract for which the unavoidable costs of meeting the contractual obligations exceed the economic benefits expected to be received. Under US GAAP, provisions are generally not recognized for unfavorable contracts unless the entity has ceased using the rights under the contract. There is no adjustment to the unaudited pro forma combined statements of income as the provision was originally recorded prior to the periods being presented.

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Unaudited Labels Division Statement of Income presented in US GAAP for the Year Ended December 31, 2016 and the Three Months ended June 30, 2017.

The following table reflects the adjustments made to the Labels Division unaudited combined statements of income for the year ended December 31, 2016 to convert from IFRS to US GAAP and from Euro to U.S. dollars using a historical average exchange rate of $1.1070 to €1.00 from January 1, 2016 to December 31, 2016.

Unaudited Labels Division Statement of Income presented in US GAAP for the Year Ended December 31, 2016

(In thousands except for per-share amounts)	Labels IFRS (Euro)	IFRS to US GAAP Adjustments and Reclassifications (Euro)	Footnote	Labels US GAAP (Euro)	Labels US GAAP (USD)
Net revenues	€604,660	€—		€604,660	$669,359
Cost of revenues	493,726	—		493,726	546,555

Gross profit	110,934	—		110,934	122,804
Selling, general and administrative expenses	—	58,546	2(n)	58,546	64,810
Facility closure expenses	—	—		—	—
Goodwill impairment	—	—		—	—
Selling expenses	30,639	(30,639)	2(n)	—	—
Administration expenses	26,166	(26,166)	2(n)	—	—
Other expenses	2,312	(2,312)	2(p)	—	—
Other income	(5,626)	5,626	2(p)	—	—
Research and development expenses	1,486	255	2(o)	—	—
		(1,741)	2(n)		—

Operating income	55,957	(3,569)		52,388	57,994
Interest expense	19,296	—		19,296	21,361
Other expense (income), net	—	(1,327)	2(p)	(1,327)	(1,469)
Interest income	(289)	289	2(p)	—	—
Other financial expense (income)	2,276	(2,276)	2(p)	—	—

Income before income taxes	34,674	(255)		34,419	38,102
Income tax expense	4,095	(64)	2(q)	4,031	4,462

Net income	30,579	(191)		30,388	33,640
Less: Net income attributable to noncontrolling interests	7,425	—		7,425	8,219

Net income attributable to Division LABELS	€23,154	€(191)		€22,963	$25,421

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The following table reflects the adjustments made to the Labels Division unaudited combined statement of income for the three months ended June 30, 2017 to convert from IFRS to US GAAP and from Euro to U.S. dollars using a historical average exchange rate of $1.1005 to €1.00 from March 31, 2017 to June 30, 2017.

Unaudited Labels Division Statement of Income presented in US GAAP for the Three Months Ended June 30, 2017

		IFRS to US GAAP
	Labels	Adjustments and			Labels	Labels
	IFRS	Reclassifications			US GAAP	US GAAP
(In thousands except for per-share amounts)	(Euro)	(Euro)	Footnote		(Euro)	(USD)
Net revenues	€165,241	€—			€165,241	$181,848
Cost of revenues	131,554	—			131,554	144,775

Gross profit	33,687	—			33,687	37,073
Selling, general and administrative expenses	—	14,669	2	(n)	14,669	16,143
Facility closure expenses	—	—			—	—
Goodwill impairment	—	—			—	—
Selling expenses	7,770	(7,770)	2	(n)	—	—
Administration expenses	6,379	(6,379)	2	(n)	—	—
Other expenses	843	(843)	2	(p)	—	—
Other income	(371)	371	2	(p)	—	—
Research and development expenses	477	43	2	(o)	—	—
		(520)	2	(n)		—

Operating income	18,589	429			19,018	20,930
Interest expense	5,151	—			5,151	5,669
Other expense (income), net	—	(4,534)	2	(p)	(4,534)	(4,990)
Interest income	(13)	13	2	(p)	—	—
Other financial expense (income)	(4,993)	4,993	2	(p)	—	—

Income before income taxes	18,444	(43)			18,401	20,251
Income tax expense	4,614	(11)	2	(q)	4,603	5,066

Net income	13,830	(32)			13,798	15,185
Less: Net income attributable to noncontrolling interests	2,167	—			2,167	2,385

Net income attributable to Division LABELS	€11,663	€(32)			€11,631	$12,800

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2(n)	To reclassify selling expenses, administrative expenses, and research and development expenses to selling, general and administrative expenses.
2(o)

Represents the net adjustment for the recognition of development costs, which costs were capitalized under IFRS but cannot be capitalized under US GAAP, and the reversal of the amortization charges with respect to the capitalized development costs.

2(p)	To reclassify interest income, other income, other expenses, and other financial expense (income) to other expense (income), net.
2(q)	To tax effect the statement of income adjustments using the 25% statutory corporate tax rate of Austria.

3. Unaudited Pro Forma Combined Balance Sheet Adjustments Related to the Acquisition

The allocation of the purchase price discussed below is preliminary. The final allocation of the purchase price will be determined at a later date and is dependent on a number of factors, including the final evaluation of the fair value of the Labels Division’s tangible and identifiable intangible assets acquired and liabilities assumed. Such final adjustments, which may include other increases or decreases to amortization resulting from the allocation of the purchase price to amortizable tangible and intangible assets, along with the related income tax effect, may be material.

The preliminary allocation of the purchase price to the fair value of the Labels Division’s assets acquired and liabilities assumed, prepared as if the acquisition date were June 30, 2017, is presented in the table below. Amounts which reference the total consideration transferred were translated from Euro to U.S. dollars using the spot rate of $1.1648 to €1.00 as of October 31, 2017.

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(in thousands)	Note		Amount
Calculation of consideration
Cash consideration	3	(a)	$1,058,487
Fair value of common stock issued to the Sellers	3	(b)	237,820
Contingent and deferred consideration	3	(c)	12,502

Fair value of total consideration transferred			$1,308,809

Recognized amounts of identifiable assets acquired and liabilities assumed
Book value of Labels Division’s net assets	3	(m)	$147,249
Adjusted for:
Liability for put options on Verstraete noncontrolling interest	3	(c)	67,279
Settlement or elimination of outstanding balances between Labels Division and Constantia	3	(d)	251,982
Elimination of existing goodwill and intangible assets	3	(e)	(225,140)

Adjusted book value of net assets acquired			$241,370

Fair value adjustments:
Inventories	3	(f)	6,608
Property, plant and equipment	3	(g)	—
Intangible assets	3	(h)	410,000
Noncontrolling interests	3	(i)	35,541

Total fair value adjustments			452,149

Deferred tax liabilities	3	(j)	(129,148)

Goodwill	3	(k)	$744,438

3(a)

Represents cash consideration transferred in the amount of €908,729 translated into U.S. dollars using the spot rate of $1.1648 to €1.00 as of October 31, 2017. The cash consideration of $1,058,487 is net of preliminary close adjustments but remains subject to final post-closing adjustments as outlined in the Purchase Agreement.

3(b)

The Purchase Agreement provided for restrictions on the transfer of shares issued to Constantia and certain registration rights with respect to the shares. The fair value of the 3,383,170 common shares issued was calculated using a Company share price of $82.70, which was the closing price on October 31, 2017, however, the fair value was discounted to reflect the temporary lack of liquidity.

3(c)

As part of the Transaction, the Company acquired the Labels Division’s remaining noncontrolling interest in Verstraete in Mould Labels N.V. (“Verstraete”). An additional contingent and deferred consideration arrangement was granted to the previous owners of Verstraete, and it nullified the existing put option arrangement between the Labels Division and the previous owners of Verstraete. The result was a $67,279 reduction to other liabilities in the unaudited combined pro forma balance sheet.

The fair value of the contingent and deferred consideration arrangement is $12,502 of which $1,085 is classified within accrued expenses and other liabilities and $11,417 is classified within other liabilities. The future value of the arrangement is dependent upon whether the Verstraete business meets or exceeds certain agreed upon EBITA metrics (earnings before interest, taxes, and amortization) over the next three to five years with a minimum value of $3,094. A portion of the arrangement is classified as deferred consideration because it involves future cash payments made to the previous owners of Versraete regardless of the performance of the Verstraete business.

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3(d)

Represents certain balances between the Labels Division and Constantia that are included in the historical financial statements of the Labels Division were settled or eliminated on the date of consummation. This includes trade and miscellaneous receivables and payables in addition to loans whereby the Labels Division is in a payable position to Constantia.

The trade and miscellaneous receivables and payable balances were netted and settled in cash. The resulting pro forma adjustments are reflected as reductions to accounts receivable $58,910, other receivables $34, accounts payable $6,925, accrued expenses and other current liabilities $1,238.

The Company assumed the loan payables as liabilities, but it also acquired the loan receivable assets that correspond to the loan payable positions from various other Constantia subsidiaries. The result is that both the acquired loan assets and the assumed loan liabilities became intercompany arrangements that eliminate upon consolidation. The resulting pro forma adjustment is an elimination of the loan payable balance from current portion of long-term debt $186,032 and long-term debt $116,731. No adjustment was needed to reflect the loan receivable assets as only the loan payable was included in the historical balance sheet of the Labels Division.

3(e)

Prior to the Acquisition, the Labels Division’s historical balance sheet included $168,143 of goodwill and $56,997 of intangibles, which were fair valued at $0 as part of purchase accounting. Refer to Note 3(k) for more information on the goodwill to be recognized as a result of the Transaction. Refer to Note 3(h) for more information on the identified intangible assets resulting from the Transaction.

3(f)

Represents an adjustment of $6,608 to increase the carrying value of the Labels Division’s inventories to its preliminary estimated fair value. The fair value of finished goods and work-in-process inventory represents the estimated selling price less cost to dispose and a reasonable profit allowance for completing the selling effort. The fair value of work-in-process inventory also includes a reasonable profit allowance for completing the manufacturing effort.

3(g)

The Company has not yet determined the fair value of property, plant and equipment to be acquired; therefore, the historical carrying value has been used in the preliminary purchase price allocation reflected in the unaudited pro forma combined balance sheet. Based on information received to date, management does not believe the fair value will be materially different from the historical carrying value. This assertion remains contingent upon receiving additional information and performing procedures to calculate the fair value of property, plant and equipment. No adjustment was made to the unaudited pro forma combined statements of income, but any difference between the fair value and the historical carrying value would have a direct impact to future earnings via depreciation expense.

3(h)

Represents the adjustment of $410,000 to record the preliminary estimated fair value of intangible assets identified upon the acquisition, which includes $390,000 for customer relationship and $20,000 for technology.

The fair value estimate for identifiable intangible assets is preliminary and is determined based on the assumptions that market participants would use in pricing an asset, based on the most advantageous market for the asset (i.e., its highest and best use). This preliminary fair value estimate could include assets that are not intended to be used, may be sold or are intended to be used in a manner other than their best use. The final fair value determination for identified intangibles may differ from this preliminary determination.

Some of the more significant assumptions inherent in the development of the identifiable intangible assets valuations, from the perspective of a market participant, include the estimated after-tax cash flows that will be received for the intangible asset, the appropriate discount rate selected in order to measure the risk inherent in each future cash flow stream, the assessment of each asset’s life cycle, and competitive trends impacting the asset and each cash flow stream. No assurances can be given that the underlying assumptions used to prepare the discounted cash flow analysis will not change. For these and other reasons, actual results may vary significantly from estimated results. The methodologies and significant assumptions utilized to value the intangible assets include using a discount rate that reflected the risks inherent in the cash flow stream as well as the nature of the asset.

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3(i)

As mentioned in 3(c) above, the Company acquired the Labels Division’s remaining noncontrolling interest in Verstraete. The Company also acquired certain assets of Afripack Consumer Flexibles Pty. Ltd. (“Afripack”), of which Constantia historically held less than 100% ownership. However, the Company assumed the Labels Division’s noncontrolling interest in Spearsystem Packaging (Africa) (Pty) Ltd. (“Spearsystem”). This adjustment reflects the elimination of the Labels Division’s historical noncontrolling interest in Verstraete and Afripack, net of the $14,695 adjustment to recognize the noncontrolling interest in Spearsystem at its fair value.

3(j)

Reflects deferred income tax liabilities resulting from fair value adjustments. The estimates of deferred tax liabilities were determined based on the book and tax basis differences of the net assets acquired at the Company’s global weighted average statutory tax rate of 31%. This estimate of deferred income tax liabilities is preliminary and is subject to change based upon management’s final determination of the fair values of tangible and identifiable intangible assets acquired by jurisdiction.

3(k)

As a result of the Transaction, new goodwill is calculated as the difference between the fair value of the consideration transferred and the fair values assigned to the identifiable tangible and intangible assets acquired and liabilities assumed.

3(l)

To record nonrecurring acquisition-related transaction costs incurred by the Company of $10,448 not reflected in the historical financial statements of the Company. In accordance with ASC 805, acquisition-related transaction costs and certain acquisition restructuring and related charges are not included as a component of consideration transferred but are required to be expensed as incurred. The unaudited pro forma combined balance sheet reflects the $10,448 of costs as a reduction of cash with a corresponding decrease in retained earnings. These costs are not presented in the unaudited pro forma combined consolidated statement of operations because they will not have a continuing impact on the combined results.

3(m)	Elimination of the historical invested equity and accumulated other comprehensive income of Labels Division.

4. Unaudited Pro forma Combined Balance Sheet Adjustments Related to the Financing

4(a)	As part of the Transaction, the Company drew down on the Senior Secured Facilities and issued Senior Notes as displayed in the table below:

($ in thousands)	Face value	Capitalized debt issuance costs	Net balance
Revolving Facility*	$87,000	$5,096	$81,904
TLA Facility	150,000	3,090	146,910
TLB Facility	500,000	6,940	493,060

Senior Secured Credit Facilities	737,000	15,126	721,874

Senior Notes	600,000	11,496	588,504

Total debt	$1,337,000	$26,622	$1,310,378

Less: Current portion of long-term debt			8,439

Long-term debt			$1,301,939

*	Note: The Company has a borrowing capacity of $400,000 under the Revolving Facility; however, only $87,000 was taken out for purposes of these unaudited pro forma combined financial statements.

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The adjustment to cash of $1,305,657 is calculated by taking the total debt of $1,310,378 less $4,721 of commitment fees associated with the unused bridge facility.
4(b)

To reflect the payoff of the Company’s existing senior secured credit facility, which had an outstanding balance at June 30, 2017 of $225,139. The associated unamortized debt issuance costs of $766 were written off to retained earnings.

5. Unaudited Pro forma Combined Statement of Operations Adjustments Related to the Acquisition for the Year Ended March 31, 2017

5(a)

Represents a net adjustment of $13,950 from the elimination of historic Labels Division intangible asset amortization of $11,576 and the recognition of pro forma amortization expense of $25,526 on the portion of the purchase price allocated to definite-lived intangible assets as follows:

(in thousands)	Preliminary Fair Value	Estimated Useful Life (years)	Amortization Expense
Technology	$20,000	4	$5,000
Customer relationships	390,000	19	20,526

	$410,000		$25,526

Less: Labels Division historical amortization for the year ended March 31, 2017			11,576

Total			$13,950

Amortization expense has been calculated on a preliminary basis, using the straight-line method over the estimated useful lives. The effect of a 10% increase or decrease in preliminary estimated fair value would result in an increase or decrease of amortization expense of $2,553 for the year ended March 31, 2017.

5(b)

As mentioned in Note 3(c) above, the Company acquired the Labels Division’s remaining noncontrolling interest in the Verstraete entity and the existing put options previously held by the Labels Division were nullified. As such, this adjustment represents the reversal of the $3,291 interest expense and $2,967 of other expense that was recognized as a result of those put options.

5(c)

Represents the income tax effect of the Acquisition pro forma adjustments using a global weighted average statutory rate of 31%. Because the adjustments contained in this unaudited pro forma combined financial information are based on estimates, the effective tax rate will likely vary from the effective rate in periods subsequent to the Acquisition. Adjustments to established deferred tax assets and liabilities as well as the recognition of additional deferred tax assets and liabilities upon detailed analysis of the acquired assets and assumed liabilities may occur in conjunction with the finalization of the purchase accounting, and these items could be material.

5(d)

As mentioned in Note 3(i) above, the Company acquired the Labels Division’s remaining noncontrolling interest in Verstraete and Afripack; thus, this adjustment represents a reduction in the income attributable to noncontrolling interest on behalf of those entities.

6. Unaudited Pro forma Combined Statement of Income Adjustments Related to the Financing for the Year Ended March 31, 2017

6(a)

To reflect the estimated contractual interest expense and amortization of debt issuance cost associated with the Senior Secured Facility (interest affected assuming a 1.24% LIBOR rate plus 2.25%) and the Senior Notes (interest affected at 4.875%), which resulted in contractual interest expense of $55,179. Additional interest expense of $4,061 was recognized to reflect the amortization of debt issuance costs.

In the event the LIBOR rate rises 1/8%, interest expense recognized for the Senior Secured Facility would increase by approximately $928.

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6(b)

To reflect the removal of $8,602 of historical interest expense (including amortized debt issuance cost) recognized by the Company due to the existing senior secured credit facility and the $14,778 of historical interest expense recognized by the Labels Division due to the financing arrangements with Constantia.

As part of the Transaction, the Company’s existing senior secured credit facility was paid off, and, as mentioned in Note 3(d), the Company acquired the loan receivable assets that correspond to the loan payable positions recognized by the Labels Division from various other Constantia subsidiaries. Thus, the loan receivable and payable (and the resulting interest income and expense) became an intercompany arrangement that eliminates upon consolidation.

6(c)	Represents the income tax effect of the Financing pro forma adjustments using a global weighted average statutory rate of 31%.

7. Unaudited Pro forma Combined Statement of Income Adjustments Related to the Acquisition for the Three Months Ended June 30, 2017

7(a)

Represents a net adjustment of $3,485 from the elimination of historic Labels Division intangible asset amortization of $2,897 and the recognition of pro forma amortization expense of $6,382 on the portion of the purchase price allocated to definite-lived intangible assets as follows:

(in thousands)	Preliminary Fair Value	Estimated Useful Life (years)	Amortization Expense
Technology	$20,000	4	$1,250
Customer relationships	390,000	19	5,132

	$410,000		$6,382

Less: Labels Division historical amortization for the three months ended June 30, 2017			2,897

Total			$3,485

Amortization expense has been calculated on a preliminary basis, using the straight-line method over the estimated useful life. The effect of a 10% increase or decrease in preliminary estimated fair value would result in an increase or decrease of amortization expense of $638 for the three months ended June 30, 2017.

7(b)

Reflects the elimination of $665 of direct, incremental transaction costs incurred by the Company and the Labels Division related to the Acquisition that are reflected in the historical statement of operations. The impact of these direct, incremental transaction costs already incurred have been eliminated in the unaudited pro forma combined statement of operations since these costs are nonrecurring in nature. These charges include financial advisory fees, legal, accounting, and other professional fees that are directly related to the Acquisition.

7(c)

As mentioned in Note 3(c) above, the Company acquired the Labels Division’s remaining noncontrolling interest in the Verstraete entity and the existing put options previously held by the Labels Division were nullified. As such, this adjustment represents the reversal of the $722 interest expense and $5,486 of other income that was recognized as a result of those put options.

7(d)

Represents the income tax effect of the Acquisition pro forma adjustments using a global weighted average statutory rate of 31%. Because the adjustments contained in this unaudited pro forma combined financial information are based on estimates, the effective tax rate will likely vary from the effective rate in periods subsequent to the Acquisition. Adjustments to established deferred tax assets and liabilities as well as the recognition of additional deferred tax assets and liabilities upon detailed analysis of the acquired assets and assumed liabilities may occur in conjunction with the finalization of the purchase accounting, and these items could be material.

7(e)

As mentioned in Note 3(i) above, the Company acquired the Labels Division’s remaining noncontrolling interest in Verstraete and Afripack; thus, this adjustment represents a reduction in the income attributable to noncontrolling interest on behalf of those entities.

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8. Unaudited Pro forma Combined Statement of Operations Adjustments Related to the Financing for the Three Months Ended June 30, 2017

8(a)

To reflect the estimated contractual interest expense and amortization of debt issuance cost associated with the Senior Secured Facility (interest affected assuming a 1.24% LIBOR rate plus 2.25%) and the Senior Notes (interest affected at 4.875%), which resulted in contractual interest expense of $13,639. Additional interest expense of $1,008 was recognized to reflect the amortization of debt issuance costs.

In the event the LIBOR rate rises 1/8%, interest expense recognized for the Senior Secured Facility would increase by approximately $225.
8(b)

To reflect the removal of $2,190 of historical interest expense (including amortized debt issuance cost) recognized by the Company due to the existing senior secured credit facility and the $4,172 historical interest expense recognized by the Labels Division due to the financing arrangements with Constantia.

As part of the Transaction, the Company’s existing senior secured credit facility was paid off, and, as mentioned in Note 3(d), the Company acquired the loan receivable assets that correspond to the loan payable positions recognized by the Labels Division from various other Constantia subsidiaries. Thus, the loan receivable and payable (and the resulting interest income and expense) became an intercompany arrangement that eliminates upon consolidation.

8(c)	Represents the income tax effect of the Financing pro forma adjustments using a global weighted average statutory rate of 31%.

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9. Earnings per Share

The unaudited pro forma combined basic and diluted earnings per share calculations are based on the consolidated basic and diluted weighted average shares of Multi-Color. The pro forma basic and diluted weighted average shares outstanding are a combination of historic Multi-Color shares and the shares issued as part of the Transaction.

(in thousands, except per share amounts)	Fiscal Year Ended March 31, 2017	Three Months Ended June 30, 2017
Pro forma net income attributable to Multi-Color Corporation	64,264	18,399

Historical weighted-average number of common shares outstanding
Basic	16,879	16,943
Diluted	17,024	17,152

Common shares issued as part of the Transaction	3,383	3,383

Pro forma weighted-average number of common shares outstanding
Basic	20,262	20,326
Diluted	20,407	20,535

Pro forma net income per common share
Basic	$3.17	$0.91
Diluted	$3.15	$0.90

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